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NATHAN LEIGHT                       JASON WEISS
Chairman of the Board               Chief Executive Officer
Aldabra Acquisition Corporation     Aldabra Acquisition Corporation
(212) 332-3555                      (212) 332-3555

FOR IMMEDIATE RELEASE

                        ALDABRA ACQUISITION CORPORATION
                       COMPLETES INITIAL PUBLIC OFFERING

     NEW YORK, NEW YORK, February 24, 2005 -- Aldabra Acquisition Corporation
(OTC Bulletin Board: ALBAU) announced today that its initial public offering of
8,000,000 units was consummated. Each unit consists of one share of common stock and two warrants. The units were sold at an offering price of $6.00 per unit, generating gross proceeds of $48,000,000 to the Company. Morgan Joseph &
Co. Inc. acted as the sole book running manager and EarlyBirdCapital, Inc.
acted as a co-manager. A copy of the prospectus may be obtained from Morgan
Joseph & Co. Inc., 600 Fifth Avenue, 19th Floor, New York, New York 10020.

     Audited financial statements as of February 24, 2005 reflecting receipt of the proceeds upon consummation of the initial public offering have been issued by the Company and are included as Exhibit 99.1 to a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission.

     Aldabra Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business.

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